Exhibit 99.2

FIRST AMENDMENT TO THE AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT is made effective as of the 27th day of December, 2016, by and between ACNB Corporation (the “Corporation”), ACNB Bank (the “Bank”) and Lynda L. Glass (“Executive”).

WHEREAS, the Bank and the Executive entered into an Amended and Restated Employment Agreement dated December 31, 2008 (“Employment Agreement”);

WHEREAS, on October 4, 2010, Adams County National Bank was converted from a national banking association to ACNB Bank, a Pennsylvania state-chartered bank; and

WHEREAS, the Bank and the Executive wish to amend the Employment Agreement to reflect changes in the Executive’s title, to amend the noncompetition provisions, and to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE, in consideration of the covenants hereinafter set forth, and other good and valuable consideration, and intending to be legally bound hereby, the Parties agree that the Employment Agreement shall be amended by this First Amendment as follows:

1.                                      Section 2 shall be amended to read in its entirety:

Duties of Executive.  Executive shall serve as the Executive Vice President/Secretary & Chief Governance Officer of the Corporation and the Executive Vice President/Secretary and Chief Risk & Governance Officer of the Bank reporting only to the Boards of Directors of the Corporation and the Bank and the CEO of the Bank and the President & CEO of the Corporation or their designee.  Executive shall have such other duties and hold such other titles as may be given to her from time to time by the Boards of Directors of the Bank or the Corporation.

2.                                      Section 4(c) shall be amended to read in its entirety:

Notwithstanding the provisions of Section 4(a) of this Agreement, this Agreement shall terminate automatically upon Executive’s voluntary termination of employment (other than in accordance with Section 6 of this Agreement) for Good Reason.  The term “Good Reason” shall mean unless agreed to in writing by the Executive (i) the assignment of duties and responsibilities inconsistent with Executive’s status as Executive Vice President/Secretary & Chief Governance Officer of the Corporation and Executive Vice President/Secretary and Chief Risk & Governance Officer of the Bank, (ii) a reassignment which requires Executive to move her principal residence or her office more than fifty (50) miles from the Bank’s principal executive office immediately prior to this Agreement, (iii) any removal of the Executive from office or any adverse change in the terms and conditions of the Executive’s employment, except for any termination of the Executive’s employment, (iv) any reduction in the Executive’s Annual Base Salary as in effect on the date hereof or as the same may be increased from time to time, or (v) any failure of the Bank to provide the Executive with benefits at least as favorable as those enjoyed by the Executive during the Employment Period under any of the pension, life insurance, medical, health and accident, disability or other employee plans of the Bank, or the taking of any action that would materially reduce any of such benefits unless such reduction is part of a reduction applicable to all employees.

Executive shall, within ninety (90) days of the occurrence of any of the foregoing events, provide notice to the Bank of the existence of the condition and provide the Bank thirty (30) days in which to cure such condition.  In the event that the Bank does not cure the condition within thirty (30) days of such notice, Executive may resign from employment for Good Reason by delivering written notice (“Notice of Termination”) to the Corporation and the Bank.

If such termination occurs for Good Reason, then the Bank shall pay Executive an amount equal to and no greater than 2.99 times the Executive’s Agreed Compensation as defined in subsection (g) of Section 4, and shall be payable in thirty-six (36) equal monthly installments and shall be subject to federal, state and local tax withholdings.  In addition, for a period of two (2) years from the date of termination of employment, or until Executive secures substantially similar benefits through other employment, whichever shall first occur, Executive shall receive a continuation of all life, disability, medical insurance and other normal health and welfare benefits in effect with respect to Executive during the two (2) years prior to her termination of employment, or, if the Bank cannot provide such benefits because Executive is no longer an employee, the Bank shall reimburse Executive in an amount equal to the monthly premium paid by her to obtain substantially similar employee benefits which she enjoyed prior to termination, subject to Code Section 409A if applicable.

3.                                      Section 9 shall be amended to read in its entirety as follows:

9.                                      Covenant Not to Compete.

(a) Executive hereby acknowledges and recognizes the highly competitive nature of the business of the Corporation and the Bank and accordingly agrees that, during and for the applicable period set forth in Section 9(c) hereof, Executive shall not, except as otherwise permitted in writing by the Corporation and the Bank:

(i) be engaged, directly or indirectly, either for her own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as an investor owning less than 5% of the stock of a publicly owned company) or otherwise of any person, firm, corporation or enterprise engaged in (1) the banking (including bank holding company) or financial services industry, or (2) any other activity in which the Corporation or the Bank or any of their subsidiaries are engaged during the Employment Period, and remain so engaged at the end of the Employment Period, within a fifty (50) mile radius of the Corporation’s and the Bank’s principal place of business at 16 Lincoln Square, Gettysburg, Pennsylvania (the “Non-Competition Area”);

(ii) provide financial or other assistance to any person, firm, corporation or enterprise engaged in (1) the banking (including bank holding company) or financial services industry, or (2) any other activity in which the Corporation or the Bank or any of their subsidiaries are engaged during the Employment Period, and remain so engaged at the end of the Employment Period, in the Non-Competition Area;

(iii) directly or indirectly solicit persons or entities who were customers or referral sources of the Corporation, the Bank or their subsidiaries within six (6) months of Executive’s termination of employment, to become a customer or referral source of a person or entity other than the Corporation, the Bank or their subsidiaries; or,

(iv) directly or indirectly solicit employees of the Corporation, the Bank or their subsidiaries who were employed within two (2) years of Executive’s termination of employment to work for anyone other than the Corporation, the Bank or their subsidiaries.

(b) It is expressly understood and agreed that, although Executive and the Corporation and the Bank consider the restrictions contained in Section 9(a) hereof reasonable for the purpose of preserving for the Corporation and the Bank and their subsidiaries their goodwill and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Section 9(a) hereof is an unreasonable or otherwise unenforceable restriction against Executive, the provisions of Section 9(a) hereof shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

(c) The provisions of this Section 9 shall be applicable, commencing on the date of this Agreement and ending on one of the following dates as applicable:

(i) if Executive voluntarily terminates her employment by providing a written ninety (90) day notice of termination, then the restrictions contained in Subsections 9(a)(i) and (ii) shall end on the effective date of termination of employment and the restrictions contained in Subsections 9(a)(iii) and (iv) shall end on the first anniversary date of the effective date of termination of employment;

(ii) if Executive voluntarily terminates her employment and does not provide a written ninety (90) day notice of termination, then the restrictions contained in Section 9(a) shall end on the first anniversary date of the effective date of termination of employment;

(iii) if Executive’s employment terminates in accordance with the provisions of Section 4(b) of this Agreement (relating to termination for Cause), then the restrictions contained in Section 9(a) shall end on the first anniversary date of the effective date of termination of employment;

(iv) if Executive voluntarily terminates her employment in accordance with the provisions of Section 4(c) of this Agreement (relating to termination by Executive for Good Reason), then the restrictions contained in Section 9(a) shall end on the second anniversary date of the effective date of termination of employment;

(v) if Executive’s employment is involuntarily terminated in accordance with the provisions of Section 6 of this Agreement (relating to involuntary termination without Cause following a Change in Control), then the restrictions contained in Section 9(a) shall end on the second anniversary date of the effective date of termination of employment; or,

(vi) if Executive’s employment is involuntarily terminated in accordance with the provisions of Section 8 of this Agreement (relating to involuntary termination without Cause absent a Change in Control), then the restrictions contained in Section 9(a) shall end on the second anniversary date of the effective date of termination of employment.

4.                                      This First Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

5.                                      Except as amended by this First Amendment, the Employment Agreement shall continue in full force and effect.

6.                                      Unless otherwise defined in this First Amendment, defined terms shall have the meanings ascribed to them in the Employment Agreement.

IN WITNESS WHEREOF, the Parties, intending to be legally bound hereby, have caused this First Amendment to be duly executed in their respective names and, in the case of the Corporation and Bank, by its authorized representative, effective on the day and year first above written.

ATTEST:	ACNB CORPORATION

/s/ Thomas A. Ritter	By	/s/ Frank Elsner III
Frank Elsner III
Chairman of the Board

ACNB BANK

/s/ Thomas A. Ritter	By	/s/ Frank Elsner III
Frank Elsner III
Chairman of the Board

WITNESS:	EXECUTIVE

/s/ Thomas A. Ritter	/s/ Lynda. L. Glass
Lynda L. Glass